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                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE                        Contact:   James H. Moss
---------------------                                   Chief Financial Officer
                                                        (717) 909-2247

            WAYPOINT FINANCIAL ANNOUNCES BALANCE SHEET RESTRUCTURING

Harrisburg, PA (January 7, 2005) Waypoint Financial Corp. (Nasdaq/NM:WYPT) today announced it will implement a balance sheet restructuring program which will include sales of securities in Waypoint's securities portfolio totaling $1.1 billion and the early retirement of $1.0 billion in long-term debt and other wholesale borrowings. Waypoint expects that these actions will result in a loss of approximately $38.7 million after taxes.

"We've taken these steps to strengthen our balance sheet and improve earnings potential, leaving us well positioned for expected market conditions as we finalize our merger with Sovereign Bancorp," said Waypoint Financial CEO David
E. Zuern. "We look forward to becoming part of Sovereign, and we continue to work together to assure a seamless transition for our customers, employees, and communities we serve."

"Restructuring Waypoint's balance sheet helps us meet financial objectives related to this merger," said Sovereign Bancorp Chairman and CEO Jay Sidhu. "This pre-merger transaction does not change Sovereign's 2005 capital or earnings goals, or our ability to achieve these goals."

"As we approach the closing date, we remain very excited about how the merger with Waypoint enhances Sovereign's core franchise," said Sidhu. Following the merger with Waypoint, Sovereign will become Pennsylvania's fifth largest bank in market share, and the second largest bank headquartered in Pennsylvania.

On March 9, 2004, Waypoint and Sovereign announced that they had reached a definitive agreement for Sovereign to acquire Waypoint in a transaction valued at approximately $980 million. The Sovereign/Waypoint merger has received all required approvals and is scheduled to be completed on January 21, 2005.

Waypoint Financial Corp. is a $5.4 billion bank holding company whose primary operating subsidiary is Waypoint Bank. Headquartered in Harrisburg, Pennsylvania, Waypoint Bank operates 58 branches in Dauphin, York, Lancaster, Cumberland, Franklin, Lebanon, Adams, and Centre counties in Pennsylvania and 8 branches in Baltimore, Harford, Frederick and Washington counties in Maryland. Waypoint offers a full range of financial services including banking for retail, commercial and small business customers, mortgages, trust and investment, brokerage, and insurance services to more than 125,000 household and business customers.


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Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of
Sovereign Bank, pro forma a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 9,500 team members in Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Pro forma for pending acquisitions, Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.


   NOTE ON FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Waypoint Financial which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such forward-looking statements may be identified by the use of words such as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, the anticipated sale price of securities, estimated tax-losses and the effect of the described transactions on future performance. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, including, but not limited to, interest rates and other market conditions and other factors described in the Company's filings with the Securities and Exchange Commission.


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